Pilgrim’s Pride Reports Fourth Quarter and Year-End 2025 Results

GREELEY, Colo., Feb. 11, 2026 (GLOBE NEWSWIRE) - Pilgrim’s Pride Corporation (NASDAQ: PPC), one of the world's leading food companies, reports its fourth quarter and year-end 2025 financial results.

2025 Highlights
•Net Sales of $18.5 billion.
•Consolidated GAAP Operating Income margin of 8.7%.
•GAAP Net Income of $1.1 billion and GAAP EPS of $4.54. Adjusted Net Income of $1.2 billion, and Adjusted EPS of $5.17.
•Adjusted EBITDA of $2.3 billion, or a 12.3% margin, with Adjusted EBITDA margins of 14.8% in the U.S., 8.4% in Europe, and 8.8% in Mexico.
•Pilgrim’s U.S. Fresh portfolio benefited from robust demand across retail and foodservice. Volume from Key Customers in both Case Ready and Small Bird grew higher than the industry averages. Big Bird drove improvements through enhanced yields, mix, and cost efficiencies.
•Growth in U.S. Prepared Foods continues to accelerate across retail and foodservice as net sales rose over 20% compared to prior year. In frozen fully cooked, Just Bare® continues to lead velocity among branded offerings and has grown retail sales by over 50% compared to last year.
•The company’s diversification efforts through branded offerings achieved a new milestone as Just Bare® achieved one billion dollars in retail sales across fresh and frozen fully cooked. Total market share has grown from 1% to 13% over the past three years.
•Europe continues its improvement journey, through efficiencies in back-office integration, manufacturing footprint optimization, and product innovation. Volume growth of key brands outpaced the overall grocery channel, led by Fridge Raiders® and Rollover®.
•Mexico continued to drive growth. Diversification efforts gained traction as branded sales rose in Fresh and Prepared more than 8% in each. With investments to expand and diversify into new regions, Pilgrim’s operations in Fresh and growth in Prepared Foods continue to progress.
•Sustainability efforts have accelerated as carbon-based direct and indirect emissions intensity in Pilgrim’s processing operations have continued to decline. Investments in team member development has expanded as over 2,300 team members or their dependents have signed up for the Better Futures program, of which 780 have started their chosen academic pathway.
•Returned $2 billion in cash to shareholders through special dividends. Maintained strong liquidity position to support future growth as net leverage ratio is currently less than 1.1X Adjusted EBITDA.

Fourth Quarter
•Net Sales of $4.5 billion.
•Consolidated GAAP Operating Income margin of 4.5%.
•GAAP Net Income of $88.0 million and GAAP EPS of $0.37. Adjusted Net Income of $152.2 million and Adjusted EPS of $0.64.
•Adjusted EBITDA of $415.1 million, or a 9.2% margin, with Adjusted EBITDA margins of 10.6% in the U.S., 9.5% in Europe, and 1.8% in Mexico.

•The U.S. Fresh Portfolio benefited from continued consumer demand as volumes rose compared to last year. Key Customer demand remained solid across retail, QSR, and foodservice. Operational improvements in Big Bird mitigated the impact of challenging commodity pricing.
•U.S. Prepared Foods increased net sales 18% compared to prior year. Just Bare® continues to increase share in the frozen fully cooked category as retail sales grew significantly higher than category average. Foodservice sales volume increased by over 20% compared to prior year.
•Europe improved sales and Adjusted EBITDA compared to last year. Diversification through brands continued to progress as volumes of Fridge Raiders® and Rollover® grew faster than category averages.
•Mexico experienced a challenging quarter given increased imports and unbalanced fundamentals in the live commodity market. In Fresh, volumes from Key Customer demand remained steady, whereas branded offerings rose over 10%. Prepared Foods grew 8% compared to last year.
•Progress in sustainability continues as scoring from external agencies on environmental and social matters improved compared to last year. Operations reduced their direct and indirect carbon-based emissions used for processing compared to last year.

Unaudited	Three Months Ended				Year Ended
	December 28, 2025	December 29, 2024	Y/Y Change		December 28, 2025	December 29, 2024	Y/Y Change
	(In millions, except per share and percentages)
Net sales	$4,517.8	$4,372.1	+3.3%		$18,497.6	$17,878.3	+3.5%
U.S. GAAP EPS	$0.37	$0.99	(62.6)%		$4.54	$4.57	(0.7)%
Operating income	$204.1	$306.7	(33.4)%		$1,613.5	$1,506.1	+7.1%
Adjusted EBITDA(1)	$415.1	$525.7	(21.0)%		$2,268.4	$2,213.9	+2.5%
Adjusted EBITDA margin(1)	9.2%	12.0%	(2.8)	pts	12.3%	12.4%	(0.1)	pts
(1)     Reconciliations for non-U.S. GAAP measures are provided in subsequent sections within this release.

“During 2025, market conditions remained attractive as input costs were relatively stable and the affordability of chicken continued to resonate among consumers,” said Fabio Sandri, Pilgrim’s CEO. “Given our effective strategies, competitive advantages, and consistent execution, we delivered another year of strong results”

The U.S. portfolio continues to evolve. The Fresh business outpaced industry growth, driven by ongoing strength of Case Ready in retail and Small Bird in QSR. Big Bird improved efficiencies in both plant and live operations. Prepared Foods accelerated the momentum of brand offerings as Just Bare® grew market share by nearly 300 basis points year over year.

“Our results in the U.S. are a testament to the strength of our operations and disciplined management approach,” remarked Sandri. “Given our progress over the past year, we’ve developed a more resilient, well-balanced portfolio positioned to capture market upsides while minimizing downside risks.”

Europe also delivered improved sales and adjusted EBITDA, supported through progress in manufacturing optimization, management integration, and enhanced mix. Key Customer demand remained positive with new product launches, whereas Fridge Raiders® and Rollover® again outpaced category growth.

“Over the past three years, Pilgrim’s Europe has undergone a significant transformation,” said Sandri. “As a result, we now have a stronger, more agile foundation to drive innovation, build Key Customer partnerships, and cultivate our branded portfolio.”

Mexico improved sales and volume compared to 2024, while margins were pressured given weakened commodity fundamentals in the second half of the year. Diversification efforts continued to accelerate from ongoing growth in fresh branded offerings, rotisserie, and prepared foods.

“Mexico has great growth opportunities, given its long-term economic potential and our market presence,” said Sandri. “As such, we are investing to create a broader geographical footprint in fresh and expand our presence in prepared foods, further diversifying our portfolio.”

In the fourth quarter, the U.S. had mitigated softened commodity market fundamentals with strong Key Customer demand in Case Ready, Small Bird and Prepared Foods, while enhancing operational efficiencies in Big Bird.

“Our performance reflects both the progress and benefits of our long-term strategies,” Sandri said. “Even with volatility in commodity cut-out values, the U.S. business delivered strong results.”

In Europe, adjusted EBITDA rose nearly 9% compared to the same quarter last year. Demand for higher-attribute poultry offerings rose above category averages within select retailers. Pilgrim’s portfolio of key brands grew and operational excellence continued to generate improvements.

“We continue to realize benefits from our focused efforts in Europe, improving in sales and adjusted EBITDA for Q4,” said Sandri. “Moving forward, we’ll continue to prioritize innovation, branded growth, and mix.”

Mexico’s profitability during the quarter was limited, given increased imports of animal protein and weakened commodity fundamentals. In Fresh, Key Customer partnerships remained steady, whereas branded sales rose nearly 10% compared to last year. Investments to expand the Fresh and Prepared Foods categories remained on track.

In sustainability, external agencies continue to recognize the company’s progress, with improved scores across environmental and social metrics compared to 2024. Operations made progress against their direct and indirect emissions intensity used for processing.

“Our approach to sustainability aligns with our vision, strategy, and methods,” Sandri concluded. “Through continued focus on doing the right thing, we are confident in our ability to become the best and most respected company in our industry while creating the opportunity of a better future for our team members.”

Conference Call Information

A conference call to discuss Pilgrim’s quarterly results will be held tomorrow, February 12, at 7 a.m. MT (9 a.m. ET). Participants are encouraged to pre-register for the conference call using the link below. Callers who pre-register will be given a unique PIN to gain immediate access to the call and bypass the live operator. Participants may pre-register at any time, including up to and after the call start time.

To pre-register, go to: https://dpregister.com/sreg/10206002/10323ae026a

You may also reach the pre-registration link by logging in through the investor section of our website at
https://ir.pilgrims.com in the “Events & Presentations” section.

For those who would like to join the call but have not pre-registered, access is available by dialing +1 (844) 883-3889 within the US, or +1 (412) 317-9245 internationally, and requesting the “Pilgrim’s Pride Conference.”

Replays of the conference call will be available on Pilgrim’s website approximately two hours after the call concludes and can be accessed through the “Investor” section of www.pilgrims.com.

###
About Pilgrim’s Pride
Pilgrim’s employs approximately 63,000 people and operates protein processing plants and prepared-foods facilities in 14 states, Puerto Rico, Mexico, the U.K, the Republic of Ireland and continental Europe. The Company’s primary distribution is through retailers and foodservice distributors. For more information, please visit www.pilgrims.com.

Forward-Looking Statements
Statements contained in this press release that state the intentions, plans, hopes, beliefs, anticipations, expectations or predictions of the future of Pilgrim’s Pride Corporation and its management are considered forward-looking statements. Without limiting the foregoing, words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “should,” “targets,” “will” and the negative thereof and similar words and expressions are intended to identify forward-looking statements. It is important to note that actual results could differ materially from those projected in such forward-looking statements. Factors that could cause actual results to differ materially from those projected in such forward-looking statements include: matters affecting the poultry industry generally; the ability to execute the Company’s business plan to achieve desired cost savings and profitability; future pricing for feed ingredients and the Company’s products; outbreaks of avian influenza or other diseases, either in Pilgrim’s Pride’s flocks or elsewhere, affecting its ability to conduct its operations and/or demand for its poultry products; contamination of Pilgrim’s Pride’s products, which has previously and can in the future lead to product liability claims and product recalls; exposure to risks related to product liability, product recalls, property damage and injuries to persons, for which insurance coverage is expensive, limited and potentially inadequate; management of cash resources; restrictions imposed by, and as a result of, Pilgrim’s Pride’s leverage; changes in laws or regulations affecting Pilgrim’s Pride’s operations or the application thereof; new immigration legislation or increased enforcement efforts in connection with existing immigration legislation that cause the costs of doing business to increase, cause Pilgrim’s Pride to change the way in which it does business, or otherwise disrupt its operations; competitive factors and pricing pressures or the loss of one or more of Pilgrim’s Pride’s largest customers; currency exchange rate fluctuations, trade barriers, exchange controls, expropriation and other risks associated with foreign operations; disruptions in international markets and distribution channels, including, but not limited to, the impacts of the Russia-Ukraine conflict; the risk of cyber-attacks, natural disasters, power losses, unauthorized access, telecommunication failures, and other problems on our information systems; and the impact of uncertainties of litigation and other legal matters described in our most recent Form 10-K and Form 10-Q, including the In re Broiler Chicken Antitrust Litigation, as well as other risks described under “Risk Factors” in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and subsequent filings with the Securities and Exchange Commission. The forward-looking statements in this release speak only as of the date of this release, whether as a result of new information, future developments or otherwise, except as may be required by applicable law.

Contact:	Andrew Rojeski
Head of Strategy, Investor Relations, & Sustainability
IRPPC@pilgrims.com
www.pilgrims.com

PILGRIM’S PRIDE CORPORATION
CONSOLIDATED BALANCE SHEETS

	December 28, 2025	December 29, 2024
	(In thousands, except share and par value data)
Cash and cash equivalents	$640,235	$2,040,834
Restricted cash and cash equivalents	—	2,324
Investment in available-for-sale securities	—	10,220
Trade accounts and other receivables, less allowance for credit losses	1,164,903	1,004,334
Accounts receivable from related parties	13,398	2,608
Inventories	2,031,259	1,783,488
Income taxes receivable	103,702	72,414
Prepaid expenses and other current assets	272,809	200,879
Assets held for sale	11,057	3,062
Total current assets	4,237,363	5,120,163
Deferred tax assets	31,211	29,483
Other long-lived assets	113,195	62,019
Operating lease assets, net	257,784	255,713
Intangible assets, net	832,066	806,234
Goodwill	1,338,884	1,239,073
Property, plant and equipment, net	3,533,027	3,137,891
Total assets	$10,343,530	$10,650,576

Accounts payable	$1,588,569	$1,411,519
Accounts payable to related parties	43,516	15,257
Revenue contract liabilities	37,622	48,898
Accrued expenses and other current liabilities	1,095,858	1,015,504
Income taxes payable	123,769	60,097
Current maturities of long-term debt	924	858
Total current liabilities	2,890,258	2,552,133
Noncurrent operating lease liabilities, less current maturities	199,315	195,944
Long-term debt, less current maturities	3,093,113	3,206,113
Deferred tax liabilities	452,326	422,952
Other long-term liabilities	14,787	20,038
Total liabilities	6,649,799	6,397,180
Common stock, $.01 par value, 800,000,000 shares authorized; 262,688,600 and 262,263,358 shares issued at year-end 2025 and year-end 2024, respectively; 237,547,447 and 237,122,205 shares outstanding at year-end 2025 and year-end 2024, respectively	2,627	2,623
Treasury stock, at cost, 25,141,153 shares at year-end 2025 and year-end 2024.	(544,687)	(544,687)
Additional paid-in capital	2,023,609	1,994,259
Retained earnings	2,245,523	3,157,511
Accumulated other comprehensive loss	(47,022)	(370,300)
Total Pilgrim’s Pride Corporation stockholders’ equity	3,680,050	4,239,406
Noncontrolling interest	13,681	13,990
Total stockholders’ equity	3,693,731	4,253,396
Total liabilities and stockholders' equity	$10,343,530	$10,650,576

PILGRIM’S PRIDE CORPORATION
CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended		Year Ended
	December 28, 2025	December 29, 2024	December 28, 2025	December 29, 2024
	(In thousands, except per share data)
Net sales	$4,517,837	$4,372,064	$18,497,553	$17,878,291
Cost of sales	4,089,246	3,818,802	16,139,410	15,565,524
Gross profit	428,591	553,262	2,358,143	2,312,767
Selling, general and administrative expense	215,017	235,293	713,250	713,310
Restructuring activities	9,464	11,318	31,354	93,388
Operating income	204,110	306,651	1,613,539	1,506,069
Interest expense, net of capitalized interest	39,018	47,134	161,388	161,175
Interest income	(5,974)	(24,358)	(51,118)	(72,666)
Foreign currency transaction losses (gains)	(1,231)	(2,785)	6,777	(10,025)
Miscellaneous, net	(2,437)	10,163	(5,646)	15,316
Income before income taxes	174,734	276,497	1,502,138	1,412,269
Income tax expense	86,803	40,725	418,794	325,046
Net income	87,931	235,772	1,083,344	1,087,223
Less: Net income (loss) attributable to noncontrolling interests	(62)	(82)	985	785
Net income attributable to Pilgrim’s Pride Corporation	$87,993	$235,854	$1,082,359	$1,086,438

Weighted average shares of common stock outstanding:
Basic	237,547	237,123	237,427	237,008
Effect of dilutive common stock equivalents	1,016	947	1,022	792
Diluted	238,563	238,070	238,449	237,800

Net income (loss) attributable to Pilgrim's Pride Corporation per share of common stock outstanding:
Basic	$0.37	$0.99	$4.56	$4.58
Diluted	$0.37	$0.99	$4.54	$4.57

PILGRIM’S PRIDE CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended
	December 28, 2025	December 29, 2024
	(In thousands)
Cash flows from operating activities:
Net income	$1,083,344	$1,087,223
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	456,157	433,622
Asset impairment	493	28,575
Share-based compensation	29,354	14,873
Loss (gain) on early extinguishment of debt recognized as a component of interest expense	573	(11,211)
Loan cost amortization	4,939	5,033
Deferred income tax expense	10,039	4,830
Accretion of bond discount	2,380	2,506
Loss (gain) on property disposals	3,882	1,779
Loss (gain) on equity method investments	—	(7)
Changes in operating assets and liabilities:
Trade accounts and other receivables	(113,133)	88,340
Inventories	(193,520)	134,521
Prepaid expenses and other current assets	(44,467)	(33,303)
Accounts payable and accrued expenses	155,828	126,672
Income taxes	35,399	109,369
Long-term pension and other postretirement obligations	(1,881)	26,052
Other operating assets and liabilities	(57,737)	(28,747)
Cash provided by operating activities	1,371,650	1,990,127
Cash flows from investing activities:
Acquisitions of property, plant and equipment	(711,066)	(476,153)
Proceeds from property disposals	5,556	15,356
Cash used in investing activities	(705,510)	(460,797)
Cash flows from financing activities:
Payments on revolving line of credit, long-term borrowings, and finance lease obligations	(115,234)	(152,120)
Payment of cash dividends	(1,994,347)	—
Purchase of noncontrolling interest	(1,294)	—
Proceeds from contribution (payment of distribution) of capital under Tax Sharing Agreement between JBS USA Holdings and Pilgrim’s Pride Corporation	—	1,425
Payment on early extinguishment of debt	(2,120)	(200)
Payment of capitalized loan costs	—	(16)
Cash used in financing activities	(2,112,995)	(150,911)
Effect of exchange rate changes on cash and cash equivalents	43,932	(66,484)
Increase in cash and cash equivalents	(1,402,923)	1,311,935
Cash and cash equivalents, beginning of year	2,043,158	731,223
Cash and cash equivalents, end of year	$640,235	$2,043,158
Supplemental Disclosure Information:
Interest paid (net of amount capitalized)	$155,462	$182,040
Income taxes paid	361,892	197,557

PILGRIM’S PRIDE CORPORATION
Selected Financial Information
(Unaudited)
“EBITDA” is defined as the sum of net income (loss) plus interest, taxes, depreciation and amortization. “Adjusted EBITDA” is calculated by adding to EBITDA certain items of expense and deducting from EBITDA certain items of income that we believe are not indicative of our ongoing operating performance consisting of: (1) foreign currency transaction losses (gains), (2) costs related to litigation settlements, (3) restructuring activities losses, (4) loss on settlement of pension from plan termination, (5) inventory write-down as a result of hurricane, and (6) net income attributable to noncontrolling interest. EBITDA is presented because it is used by management and we believe it is frequently used by securities analysts, investors and other interested parties, in addition to and not in lieu of results prepared in conformity with accounting principles generally accepted in the U.S. (“U.S. GAAP”), to compare the performance of companies. We believe investors would be interested in our Adjusted EBITDA because this is how our management analyzes EBITDA applicable to continuing operations. The Company also believes that Adjusted EBITDA, in combination with the Company’s financial results calculated in accordance with U.S. GAAP, provides investors with additional perspective regarding the impact of certain significant items on EBITDA and facilitates a more direct comparison of its performance with its competitors. EBITDA and Adjusted EBITDA are not measurements of financial performance under U.S. GAAP. EBITDA and Adjusted EBITDA have limitations as analytical tools and should not be considered in isolation or as substitutes for an analysis of our results as reported under U.S. GAAP. In addition, other companies in our industry may calculate these measures differently limiting their usefulness as a comparative measure. Because of these limitations, EBITDA and Adjusted EBITDA should not be considered as an alternative to net income as indicators of our operating performance or any other measures of performance derived in accordance with U.S. GAAP. These limitations should be compensated for by relying primarily on our U.S. GAAP results and using EBITDA and Adjusted EBITDA only on a supplemental basis.

PILGRIM'S PRIDE CORPORATION
Reconciliation of Adjusted EBITDA
(Unaudited)
	Three Months Ended		Year Ended
	December 28, 2025	December 29, 2024	December 28, 2025	December 29, 2024
	(In thousands)
Net income	$87,931	$235,772	$1,083,344	$1,087,223
Add:
Interest expense, net(a)	33,044	22,776	110,270	88,509
Income tax expense	86,803	40,725	418,794	325,046
Depreciation and amortization	121,709	111,854	456,157	433,622
EBITDA	329,487	411,127	2,068,565	1,934,400
Add:
Foreign currency transaction losses (gains)(b)	(1,231)	(2,785)	6,777	(10,025)
Litigation settlements(c)	77,363	95,038	162,659	167,228
Restructuring activities losses(d)	9,464	11,318	31,354	93,388
Loss on settlement of pension from plan termination(e)	—	10,940	—	21,649
Inventory write-down as a result of hurricane(f)	—	—	—	8,075
Minus:
Net income (loss) attributable to noncontrolling interest	(62)	(82)	985	785
Adjusted EBITDA	$415,145	$525,720	$2,268,370	$2,213,930
(a)Interest expense, net, consists of interest expense less interest income.
(b)Prior to April 1, 2024, the Company measured the financial statements of its Mexico reportable segment as if the U.S. dollar were the functional currency. Accordingly, we remeasured assets and liabilities, other than nonmonetary assets, of the Mexico reportable segment at current exchange rates. We remeasured nonmonetary assets using the historical exchange rate in effect on the date of each asset’s acquisition. Currency exchange gains or losses resulting from these remeasurements were previously recognized in the line item Foreign currency transaction losses (gains) in the Condensed Consolidated Statements of Income. Effective April 1, 2024, the Company changed the functional currency of its Mexico reportable segment from U.S. dollar to Mexican peso, which means all translation gains/losses on outstanding balances are now recognized in accumulated other comprehensive income. Transactional functional currency gains/losses are included in the line item Foreign currency transaction losses (gains) in the Condensed Consolidated Statements of Income.
(c)This represents expenses recognized in anticipation of probable settlements in ongoing litigation.
(d)Restructuring activities losses are related to costs incurred, such as severance, asset impairment, contract termination, and others, as part of multiple ongoing restructuring initiatives throughout our Europe reportable segment.
(e)This represents a loss recognized on the settlement of pension plan obligations related to a plan termination of our two U.S. defined benefit plans.
(f)This primarily represents broiler losses incurred as a result of Hurricane Helene in late September 2024.

The summary unaudited consolidated income statement data for the 12 months ended December 28, 2025 (the LTM Period) have been calculated by summing each of the unaudited three month periods within the audited year ended December 28, 2025.

PILGRIM'S PRIDE CORPORATION
Reconciliation of LTM Adjusted EBITDA
(Unaudited)
	Three Months Ended				LTM Ended December 29, 2024
	March 30, 2025	June 29, 2025	September 28, 2025	December 28, 2025
	(In thousands)
Net income	$296,343	$356,009	$343,061	$87,931	$1,083,344
Add:
Interest expense, net	16,785	31,451	28,990	33,044	110,270
Income tax expense	94,099	119,573	118,319	86,803	418,794
Depreciation and amortization	104,518	113,504	116,426	121,709	456,157
EBITDA	511,745	620,537	606,796	329,487	2,068,565
Add:
Foreign currency transaction gains	(2,053)	4,892	5,169	(1,231)	6,777
Litigation settlements	7,250	58,464	19,582	77,363	162,659
Restructuring activities losses	16,612	3,499	1,779	9,464	31,354
Minus:
Net income (loss) attributable to noncontrolling interest	310	489	248	(62)	985
Adjusted EBITDA	$533,244	$686,903	$633,078	$415,145	$2,268,370

EBITDA margins have been calculated by taking the relevant unaudited EBITDA figures, then dividing by net sales for the applicable period. EBITDA margins are presented because they are used by management and we believe they are frequently used by securities analysts, investors and other interested parties, as a supplement to our results prepared in accordance with U.S. GAAP, to compare the performance of companies.

PILGRIM'S PRIDE CORPORATION
Reconciliation of EBITDA Margin
(Unaudited)
	Three Months Ended		Year Ended		Three Months Ended		Year Ended
	December 28, 2025	December 29, 2024	December 28, 2025	December 29, 2024	December 28, 2025	December 29, 2024	December 28, 2025	December 29, 2024
	(In thousands, except percent of net sales)
Net income	$87,931	$235,772	$1,083,344	$1,087,223	1.95%	5.39%	5.86%	6.08%
Add:
Interest expense, net	33,044	22,776	110,270	88,509	0.73%	0.52%	0.60%	0.50%
Income tax expense	86,803	40,725	418,794	325,046	1.92%	0.93%	2.26%	1.82%
Depreciation and amortization	121,709	111,854	456,157	433,622	2.69%	2.56%	2.47%	2.43%
EBITDA	329,487	411,127	2,068,565	1,934,400	7.29%	9.40%	11.18%	10.82%
Add:
Foreign currency transaction losses (gains)	(1,231)	(2,785)	6,777	(10,025)	(0.02)%	(0.05)%	0.04%	(0.06)%
Litigation settlements	77,363	95,038	162,659	167,228	1.71%	2.17%	0.86%	0.92%
Restructuring activities losses	9,464	11,318	31,354	93,388	0.21%	0.26%	0.17%	0.52%
Loss on settlement of pension from plan termination	—	10,940	—	21,649	—%	0.25%	—%	0.12%
Inventory write-down as a result of hurricane	—	—	—	8,075	—%	—%	—%	0.05%
Minus:
Net income (loss) attributable to noncontrolling interest	(62)	(82)	985	785	—%	—%	0.01%	—%
Adjusted EBITDA	$415,145	$525,720	$2,268,370	$2,213,930	9.19%	12.03%	12.24%	12.37%

Net sales	$4,517,837	$4,372,064	$18,497,553	$17,878,291

Adjusted EBITDA by segment figures are presented because they are used by management and we believe they are frequently used by securities analysts, investors and other interested parties, as a supplement to our results prepared in accordance with U.S. GAAP, to compare the performance of companies.

PILGRIM'S PRIDE CORPORATION
Reconciliation of Adjusted EBITDA
(Unaudited)

	Three Months Ended				Three Months Ended
	December 28, 2025				December 29, 2024
	U.S.	Europe	Mexico	Total	U.S.	Europe	Mexico	Total
	(In thousands)				(In thousands)
Net income	$13,261	$72,393	$2,277	$87,931	$139,647	$74,189	$21,936	$235,772
Add:
Interest expense, net(a)	34,776	(537)	(1,195)	33,044	33,518	(5,262)	(5,480)	22,776
Income tax expense (benefit)	70,295	13,042	3,466	86,803	21,895	1,367	17,463	40,725
Depreciation and amortization	78,508	37,139	6,062	121,709	70,612	36,141	5,101	111,854
EBITDA	196,840	122,037	10,610	329,487	265,672	106,435	39,020	411,127
Add:
Foreign currency transaction losses (gains)(b)	(2)	(107)	(1,122)	(1,231)	(1)	(612)	(2,172)	(2,785)
Litigation settlements(c)	77,363	—	—	77,363	95,038	—	—	95,038
Restructuring activities losses(d)	—	9,464	—	9,464	—	11,318	—	11,318
Loss on settlement of pension from plan termination(e)	—	—	—	—	10,940	—	—	10,940
Minus:
Net income attributable to noncontrolling interest	—	—	(62)	(62)	—	—	(82)	(82)
Adjusted EBITDA	$274,201	$131,394	$9,550	$415,145	$371,649	$117,141	$36,930	$525,720
(a)Interest expense, net, consists of interest expense less interest income.
(b)Prior to April 1, 2024, the Company measured the financial statements of its Mexico reportable segment as if the U.S. dollar were the functional currency. Accordingly, we remeasured assets and liabilities, other than nonmonetary assets, of the Mexico reportable segment at current exchange rates. We remeasured nonmonetary assets using the historical exchange rate in effect on the date of each asset’s acquisition. Currency exchange gains or losses resulting from these remeasurements were previously recognized in the line item Foreign currency transaction losses (gains) in the Condensed Consolidated Statements of Income. Effective April 1, 2024, the Company changed the functional currency of its Mexico reportable segment from U.S. dollar to Mexican peso, which means all translation gains/losses on outstanding balances are now recognized in accumulated other comprehensive income. Transactional functional currency gains/losses are included in the line item Foreign currency transaction losses (gains) in the Condensed Consolidated Statements of Income.
(c)This represents expenses recognized in anticipation of probable settlements in ongoing litigation.
(d)Restructuring activities losses are related to costs incurred, such as severance, asset impairment, contract termination, and others, as part of multiple ongoing restructuring initiatives throughout our Europe reportable segment.
(e)This represents a loss recognized on the settlement of pension plan obligations related to a plan termination of our two U.S. defined benefit plans.

PILGRIM'S PRIDE CORPORATION
Reconciliation of Adjusted EBITDA
(Unaudited)

	Year Ended				Year Ended
	December 28, 2025				December 29, 2024
	U.S.	Europe	Mexico	Total	U.S.	Europe	Mexico	Total
	(In thousands)				(In thousands)
Net income	$734,597	$222,215	$126,532	$1,083,344	$719,595	$176,421	$191,207	$1,087,223
Add:
Interest expense, net(a)	128,847	(2,619)	(15,958)	110,270	133,784	(13,996)	(31,279)	88,509
Income tax expense (benefit)	313,935	53,100	51,759	418,794	237,550	10,750	76,746	325,046
Depreciation and amortization	288,495	145,375	22,287	456,157	270,618	140,993	22,011	433,622
EBITDA	1,465,874	418,071	184,620	2,068,565	1,361,547	314,168	258,685	1,934,400
Add:
Foreign currency transaction losses (gains)(b)	—	3,663	3,114	6,777	(1)	(665)	(9,359)	(10,025)
Litigation settlements(c)	162,659	—	—	162,659	167,228	—	—	167,228
Restructuring activities losses(d)	—	31,354	—	31,354	—	93,388	—	93,388
Loss on settlement of pension from plan termination(e)	—	—	—	—	21,649	—	—	21,649
Inventory write-down as a result of hurricane(f)	—	—	—	—	8,075	—	—	8,075
Minus:
Net income attributable to noncontrolling interest	—	—	985	985	—	—	785	785
Adjusted EBITDA	$1,628,533	$453,088	$186,749	$2,268,370	$1,558,498	$406,891	$248,541	$2,213,930
(a)Interest expense, net, consists of interest expense less interest income.
(b)Prior to April 1, 2024, the Company measured the financial statements of its Mexico reportable segment as if the U.S. dollar were the functional currency. Accordingly, we remeasured assets and liabilities, other than nonmonetary assets, of the Mexico reportable segment at current exchange rates. We remeasured nonmonetary assets using the historical exchange rate in effect on the date of each asset’s acquisition. Currency exchange gains or losses resulting from these remeasurements were previously recognized in the line item Foreign currency transaction losses (gains) in the Condensed Consolidated Statements of Income. Effective April 1, 2024, the Company changed the functional currency of its Mexico reportable segment from U.S. dollar to Mexican peso, which means all translation gains/losses on outstanding balances are now recognized in accumulated other comprehensive income. Transactional functional currency gains/losses are included in the line item Foreign currency transaction losses (gains) in the Condensed Consolidated Statements of Income.
(c)This represents expenses recognized in anticipation of probable settlements in ongoing litigation.
(d)Restructuring activities losses are related to costs incurred, such as severance, asset impairment, contract termination, and others, as part of multiple ongoing restructuring initiatives throughout our Europe reportable segment.
(e)This represents a loss recognized on the settlement of pension plan obligations related to a plan termination of our two U.S. defined benefit plans.
(f)This primarily represents broiler losses incurred as a result of Hurricane Helene in late September 2024.

Adjusted Operating Income is calculated by adding to Operating Income certain items of expense and deducting from Operating Income certain items of income. Management believes that presentation of Adjusted Operating Income provides useful supplemental information about our operating performance and enables comparison of our performance between periods because certain costs shown below are not indicative of our current operating performance. A reconciliation of GAAP operating income to adjusted operating income as follows:

PILGRIM'S PRIDE CORPORATION
Reconciliation of Adjusted Operating Income
(Unaudited)

	Three Months Ended		Year Ended
	December 28, 2025	December 29, 2024	December 28, 2025	December 29, 2024
	(In thousands)
GAAP operating income, U.S. operations	$115,488	$205,752	$1,173,404	$1,113,001
Litigation settlements	77,363	95,038	162,659	167,228
Inventory write-down as a result of hurricane	—	—	—	8,075
Adjusted operating income, U.S. operations	$192,851	$300,790	$1,336,063	$1,288,304

Adjusted operating income margin, U.S. operations	7.4%	11.5%	12.1%	12.1%

GAAP operating income, Europe operations	$83,423	$68,983	$272,397	$169,693
Restructuring activities losses	9,464	11,318	31,354	93,388
Adjusted operating income, Europe operations	$92,887	$80,301	$303,751	$263,081

Adjusted operating income margin, Europe operations	6.7%	6.4%	5.6%	5.1%

GAAP operating income, Mexico operations	$5,199	$31,916	$167,738	$223,375
No adjustments	—	—	—	—
Adjusted operating income, Mexico operations	$5,199	$31,916	$167,738	$223,375

Adjusted operating income margin, Mexico operations	1.0%	6.4%	7.9%	10.6%

Adjusted Operating Income Margin for each of our reportable segments is calculated by dividing Adjusted operating income by Net Sales. Management believes that presentation of Adjusted Operating Income Margin provides useful supplemental information about our operating performance and enables comparison of our performance between periods because certain costs shown below are not indicative of our current operating performance. A reconciliation of GAAP operating income margin for each of our reportable segments to adjusted operating income margin for each of our reportable segments is as follows:

PILGRIM'S PRIDE CORPORATION
Reconciliation of GAAP Operating Income Margin to Adjusted Operating Income Margin
(Unaudited)

	Three Months Ended		Year Ended
	December 28, 2025	December 29, 2024	December 28, 2025	December 29, 2024
	(In percent)
GAAP operating income margin, U.S. operations	4.4%	7.9%	10.6%	10.5%
Litigation settlements	3.0%	3.6%	1.5%	1.5%
Inventory write-down as a result of hurricane	—%	—%	—%	0.1%
Adjusted operating income margin, U.S. operations	7.4%	11.5%	12.1%	12.1%

GAAP operating income margin, Europe operations	6.0%	5.5%	5.1%	3.3%
Restructuring activities losses	0.7%	0.9%	0.5%	1.8%
Adjusted operating income margin, Europe operations	6.7%	6.4%	5.6%	5.1%

GAAP operating income margin, Mexico operations	1.0%	6.4%	7.9%	10.6%
No adjustments	—%	—%	—%	—%
Adjusted operating income margin, Mexico operations	1.0%	6.4%	7.9%	10.6%

Adjusted net income attributable to Pilgrim's Pride Corporation ("Pilgrim's") is calculated by adding to net income attributable to Pilgrim's certain items of expense and deducting from net income attributable to Pilgrim's certain items of income, as shown below in the table. Adjusted net income attributable to Pilgrim’s Pride Corporation per common diluted share is presented because it is used by management, and we believe it is frequently used by securities analysts, investors and other interested parties, in addition to and not in lieu of results prepared in conformity with U.S. GAAP, to compare the performance of companies. Management also believe that this non-U.S. GAAP financial measure, in combination with our financial results calculated in accordance with U.S. GAAP, provides investors with additional perspective regarding the impact of such charges on net income attributable to Pilgrim’s Pride Corporation per common diluted share. Adjusted net income attributable to Pilgrim’s Pride Corporation per common diluted share is not a measurement of financial performance under U.S. GAAP, has limitations as an analytical tool and should not be considered in isolation or as a substitute for an analysis of our results as reported under U.S. GAAP. Management believes that presentation of adjusted net income attributable to Pilgrim’s provides useful supplemental information about our operating performance and enables comparison of our performance between periods because certain costs shown below are not indicative of our current operating performance. A reconciliation of net income attributable to Pilgrim’s Pride Corporation per common diluted share to adjusted net income attributable to Pilgrim’s Pride Corporation per common diluted share is as follows:

PILGRIM'S PRIDE CORPORATION
Reconciliation of Adjusted Net Income
(Unaudited)

	Three Months Ended		Year Ended
	December 28, 2025	December 29, 2024	December 28, 2025	December 29, 2024
	(In thousands, except per share data)
Net income attributable to Pilgrim's	$87,993	$235,854	$1,082,359	$1,086,438
Add:
Foreign currency transaction losses (gains)	(1,231)	(2,785)	6,777	(10,025)
Litigation settlements	77,363	95,038	162,659	167,228
Restructuring activities losses	9,464	11,318	31,354	93,388
Loss on settlement of pension from plan termination	—	10,940	—	21,649
Inventory write-down as a result of hurricane	—	—	—	8,075
Loss (gain) on early extinguishment of debt recognized as a component of interest expense(a)	—	—	—	(11,211)
Minus:
Adjusted net income attributable to Pilgrim's before tax impact	173,589	350,365	1,283,149	1,355,542
Net tax impact of adjustments(b)	(21,412)	(28,620)	(49,288)	(66,057)
Adjusted net income attributable to Pilgrim's	$152,177	$321,745	$1,233,861	$1,289,485
Weighted average diluted shares of common stock outstanding	238,563	238,070	238,449	237,800
Adjusted net income attributable to Pilgrim's per common diluted share	$0.64	$1.35	$5.17	$5.42
(a)    The gain on early extinguishment of debt recognized as a component of interest expense in 2024 was due to the bond repurchases.
(b)     Net tax impact of adjustments represents the tax impact of all adjustments shown above.

Adjusted EPS is calculated by dividing the adjusted net income attributable to Pilgrim's stockholders by the weighted average number of diluted shares. Management believes that Adjusted EPS provides useful supplemental information about our operating performance and enables comparison of our performance between periods because certain costs shown below are not indicative of our current operating performance. A reconciliation of U.S. GAAP to non-U.S. GAAP financial measures is as follows:

PILGRIM'S PRIDE CORPORATION
Reconciliation of GAAP EPS to Adjusted EPS
(Unaudited)

	Three Months Ended		Year Ended
	December 28, 2025	December 29, 2024	December 28, 2025	December 29, 2024
	(In thousands, except per share data)
U.S. GAAP EPS	$0.37	$0.99	$4.54	$4.57
Add:
Foreign currency transaction losses (gains)	—	(0.01)	0.03	(0.04)
Litigation settlements	0.32	0.40	0.68	0.70
Restructuring activities losses	0.04	0.05	0.13	0.39
Loss on settlement of pension from plan termination	—	0.05	—	0.09
Inventory write-down as a result of hurricane	—	—	—	0.03
Loss (gain) on early extinguishment of debt recognized as a component of interest expense	—	—	—	(0.05)
Minus:
Adjusted EPS attributable to Pilgrim's before tax impact	0.73	1.48	5.38	5.69
Net tax impact of adjustments(a)	(0.09)	(0.13)	(0.21)	(0.27)
Adjusted EPS	$0.64	$1.35	$5.17	$5.42

Weighted average diluted shares of common stock outstanding	238,563	238,070	238,449	237,800
(a)    Net tax impact of adjustments represents the tax impact of all adjustments shown above.

PILGRIM'S PRIDE CORPORATION
Supplementary Geographic Data
(Unaudited)

	Three Months Ended		Year Ended
	December 28, 2025	December 29, 2024	December 28, 2025	December 29, 2024
	(In thousands)
Sources of net sales by country of origin:
U.S.	$2,598,545	$2,613,241	$10,998,732	$10,629,929
Europe	1,383,571	1,259,176	5,378,865	5,136,747
Mexico	535,721	499,647	2,119,956	2,111,615
Total net sales	$4,517,837	$4,372,064	$18,497,553	$17,878,291

Sources of cost of sales by country of origin:
U.S.	$2,324,627	$2,231,746	$9,364,633	$9,065,837
Europe	1,252,595	1,135,385	4,886,105	4,675,080
Mexico	512,024	451,671	1,888,672	1,824,607
Elimination	—	—	—	—
Total cost of sales	$4,089,246	$3,818,802	$16,139,410	$15,565,524

Sources of gross profit by country of origin:
U.S.	$273,918	$381,495	$1,634,099	$1,564,092
Europe	130,976	123,791	492,760	461,667
Mexico	23,697	47,976	231,284	287,008
Elimination	—	—	—	—
Total gross profit	$428,591	$553,262	$2,358,143	$2,312,767

Sources of operating income (loss) by country of origin:
U.S.	$115,488	$205,752	$1,173,404	$1,113,001
Europe	83,423	68,983	272,397	169,693
Mexico	5,199	31,916	167,738	223,375
Elimination	—	—	—	—
Total operating income	$204,110	$306,651	$1,613,539	$1,506,069